EXHIBIT 10.1

, Inc.

** CONFIDENTIAL **

Consulting Agreement for VisionWave Holdings, Inc., NASDAQ: VWAV

CRYPTO TREASURY MANAGEMENT GROUP

Title: Consulting Agreement for Crypto Treasury Services

Parties: Visionwave Holdings, Inc. and Crypto Treasury Management Group, LLC

Date: September 24, 2025

Note: This document is confidential and intended solely for the parties and their authorized representatives.

Table of Contents

1.	Definitions

2.	Engagement of Services

3.	Term and Termination

4.	Compensation

5.	Confidentiality and non-circumvention

6.	Independent Contractor

7.	Compliance with Law

8.	Warranties, Disclaimers, and Disclosures

9.	Cybersecurity and Regulatory Reporting

10.	Indemnification

11.	Limitation of Liability

12.	Governing Law and Dispute Resolution

13.	Third-Party Custodian and Asset Manager

14.	Data and Asset Security

15.	Nasdaq Compliance

16.	Miscellaneous

Exhibit A: Scope of Services

Exhibit B: Wire Instructions

Exhibit C: KYC/AML Questionnaire
Exhibit D: Solana Staking Proforma
Exhibit E: Capital Formation Structure

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into as of September 24, 2025 (“Effective Date”) by and between:

Client: VisionWave Holdings, Inc., (NASDAQ: VWAV), a Delaware corporation, with its principal place of business at 300 Delaware Ave., Suite 210#301, Wilmington, DE 19801 (“Client”);

Consultants: Crypto Treasury Management Group, LLC, a Wyoming limited liability company, with its principal office at 312 W 2ND ST, STE# A1234, CASPER, WY (“Consultants”).

1.	Definitions

1.1	Crypto Assets. Bitcoin, Solana, stablecoins (e.g., USDC) and other digital assets specified in Exhibit A.

1.2	Confidential Information. Information disclosed by a party that is not publicly available, known prior to disclosure, or independently developed, excluding trade secrets, which remain protected indefinitely.

1.3	Services. Strategic and advisory services for crypto treasury planning, as detailed in Exhibit A.

2.	Engagement of Services

2.1	Services. Client engages Consultants to provide advisory support for establishing a Digital Asset Treasury (“Crypto Treasury Transaction”) with up to a Three Hundred Million Dollar ($300,000,000) capital formation structure (to be determined in collaboration with a licensed securities Underwriter (“Underwriter”)) with an allocation of up to 90% (subject to Client’s final approval) into a Crypto Asset, as detailed in the capital formation terms once finalized and if applicable Staking Proforma (Exhibit D). Services include asset allocation, custody selection, token reserve structuring, treasury formation, staking protocol design, and digital asset integration, as detailed in Exhibit A. Services are advisory unless specified in Exhibit A.

2.2	Modifications. Changes to the Services must be mutually agreed in writing, with updates to Exhibit A.

2.3	Subcontractors. Consultants may engage subcontractors. If engaged, Subcontractors shall adhere to the same confidentiality and compliance standards as Consultants and shall not incur any additional costs to the Client.

3.	Term and Termination

3.1	Term. This Agreement commences on the Effective Date and continues for two(2) years, unless terminated earlier per this Section.

3.2	Termination for Convenience. Either party may terminate this agreement upon sixty (60) days’ written notice to the other party. Termination will be subject to a mutual release, which shall not be unreasonably withheld.

3.3	Termination for Breach. Either party may terminate immediately upon written notice if the other materially breaches and fails to cure within fifteen (15) days, provided, however, that in the event of gross negligence, willful misconduct, or violation of securities laws by Consultants, Client may terminate immediately without a cure period.

3.4	Post-Termination Obligations. Upon termination:

(a)	In the event that, by such termination date, the Consultant has delivered the Services, funds have been deployed and a crypto treasury reserve has been established, all in accordance with the terms of this Agreement and its Exhibits, then Client shall pay Consultants for Services rendered and pre-approved expenses through the termination date. All fees due to Consultants in accordance with this Agreement as of the termination date shall be considered earned, provided, however, any stock or warrant issuances included in the fees hereunder shall be subject to a pro-rata adjustment based on the proportion of Services completed.

(b)	Consultants shall deliver a final report and transfer all records (e.g., custody agreements, staking details) within thirty (30) business days of termination.

(c)	Consultants shall coordinate the unstaking of assets per protocol terms if needed, minimizing penalties, and provide an unstaking timeline within five (5) business days.

(d)	Consultants shall return or destroy Client’s Confidential Information, except as required by law, within thirty (30) business days.

3.5	Survival. Sections 5, 9, 10, 11, 12, 14, 15, and payment obligations survive termination.

3.6	Failure to Close. For the avoidance of doubt, in the event that the Consultants are unsuccessful in closing the Crypto Treasury Transaction, delivering the Services and/or establishing a crypto treasury reserve in accordance with the terms of this Agreement and its Exhibits, then the only obligation of the Company towards the Consultants in terms of fees shall be the Retainer Fee of $50,000 which shall be increased to $100,000 in the event the company successfully deploys capital or Crypto Assets into a Crypto Treasury Transaction or binding definitive agreements are executed in connection with the Crypto Treasury Transaction.

4.	Compensation

4.1	Retainer Fee. Client shall pay an initial retainer of Fifty Thousand Dollars ($50,000), due and earned upon the signing of this Agreement via wire transfer or Crypto following the instructions on Exhibit B, and the balance of Fifty Thousand Dollars ($50,000) upon execution of binding definitive agreements in connection with the Crypto Treasury Transaction for the closing of the Crypto Treasury Transaction.

4.2	Success Fee. Client shall pay Consultant a Success Fee of 17 BTC (or Cash Equivalent) upon the successful deployment of capital into a Crypto Treasury Transaction, defined as the Client’s initial acquisition and onboarding of digital assets (including Solana, Bitcoin and/or other cryptocurrencies) into its corporate treasury, pursuant to a strategy developed in consultation with the Consultant. This fee shall be deemed earned and shall be payable within ten (10) business days following the Client’s initial acquisition and custody of Crypto Assets (including but not limited to Solana and Bitcoin) for its corporate treasury in the minimum amount of $20 Million. This Success Fee is compensation solely for strategic, technical, and advisory services provided by Consultant in connection with the structuring, execution, and implementation of the Crypto Treasury Transaction. Consultant shall not participate in the negotiation or sale of securities, solicit investors, or otherwise perform any activities that would require registration as a broker-dealer under the Securities Exchange Act of 1934 or any other applicable securities laws. Consultant may engage subcontractors or agents to support permitted services and may also be reimbursed for expenses or paid other fees as agreed, provided such compensation does not involve broker-dealer activity or trigger registration requirements.

4.3	Equity Compensation. Upon and subject to the closing of a Crypto Treasury Transaction, Consultants shall receive two hundred and fifty thousand shares (250,000) of Client’s common stock (“Shares”), subject to SEC Rule 144 until registered. Shares shall be included in any registration rights agreement executed by Client at any time after the effective date of this contract, provided that selling stockholders or underwriters do not restrict the number of shares of common stock that may be included on such registration statement.

4.4	Expense Reimbursement. Client shall reimburse pre-approved in writing, reasonable expenses with receipts within thirty (30) days of the closing.

4.5	Delegated Staking. Consultants may, with Client’s written approval and at Client’s discretion, direct staked assets to a validator of their choice, including one in which Consultants may have a financial interest. Client may engage an alternative validators in its sole discretion. Consultants shall fully disclose any financial interest in the validator and obtain Client’s waiver of conflict in writing prior to selection.

4.6

4.7	Payment Disputes. Client shall notify Consultants of disputes within ten (10) business days, with undisputed amounts paid promptly.

4.8	Fee Payment. Payment of Fees to Consultants should be made via wire transfer or crypto payment per the attached instructions.

5.	Confidentiality and Non-Circumvention

5.1	Confidentiality. Each party shall maintain Confidential Information’s confidentiality for five (5) years post-termination, using encryption and secure file transfer. Information received from third parties without confidentiality obligations is excluded.

5.2	Non-Circumvention. During the term of this agreement and for twelve (12) months post-termination or expiration, Client shall not engage custodians, investors, or partners introduced by Consultants, as listed by Consultants and provided to Client within thirty (30) business days of termination, without consent, provided however that such party was not known to Client prior to the introduction by Consultants.

5.3	Mutual Protection. Confidential Information shall be used solely for the Services with industry-standard safeguards.

6.	Independent Contractor

6.1	Status. Consultants is an independent contractor, providing its own equipment and resources, ineligible for Client benefits or employee protections.

6.2	No Authority. Consultants shall not represent themselves as Client’s agent or employee.

7.	Compliance with Law

7.1	Mutual Compliance. Parties shall comply with Wyoming blockchain laws (Wyo. Stat. § 34-29-101 et seq.), FinCEN AML regulations, CFTC crypto derivative rules, and U.S. securities laws.

7.2	Client Counsel. Client shall seek independent legal, tax, and regulatory counsel. Consultants shall provide a best effort to update the Client on regulatory updates on SEC, IRS, or FinCEN guidance as new information becomes available.

7.3	AML/KYC. Consultants shall maintain FinCEN-compliant AML/KYC policies and provide compliance reports as reasonably requested.

8.	Warranties, Disclaimers, and Disclosures

8.1	Performance Warranty. Consultants shall perform Services with professional care, using reputable data (e.g., CoinMarketCap, Chainalysis) and industry best practices.

8.2	Risk Acknowledgment. Client acknowledges Crypto Assets may experience volatility exceeding 50% annually, potential total loss due to hacks or regulatory bans, and tax liabilities from staking rewards. Consultants make no performance guarantees.

8.3	Good Faith. Consultants shall prioritize the Client’s interests in recommendations. Consultants warrant that they are not registered as a broker-dealer and will not engage in any activities requiring such registration. Consultants further warrant that all recommendations comply with NASDAQ and SEC requirements for public companies.

9.	Cybersecurity and Regulatory Reporting

9.1	Cybersecurity. Consultants shall introduce a third-party custodian, if needed, as specified in Section 13.1, to hold Client’s Crypto Assets using multisig wallets with two- factor authentication, SOC 2 compliance, and audited insurance coverage. Consultants shall assist the Client in establishing secure wallets to receive staking rewards, implementing equivalent security measures, including multisig protocols, two-factor authentication, and integration with audited custodians. Consultants shall assist with annual cybersecurity audits of their processes and the custodian’s systems, sharing results with the Client, and maintain a cybersecurity incident response plan. Consultants shall report any security breaches involving Client’s Crypto Assets or staking wallets to Client immediately and take immediate steps to mitigate harm, in coordination with the third- party custodian.

9.2	Regulatory Reporting. Consultants shall assist with providing information needed to draft SEC disclosures (e.g., Form 10-K, 10-Q) and IRS Form 1099-MISC data for staking rewards, tailored to the Client’s filing schedule.

9.3	Tax Data. Consultants shall assist the Client in obtaining transaction IDs, dates, and USD-equivalent values for tax purposes within thirty (30) days of each quarter’s end.

10.	Indemnification

10.1	Mutual Indemnity. Each party shall indemnify the other for claims from its breach, gross negligence, or willful misconduct, including reasonable attorney fees.

10.2	Third-Party Claims. The indemnifying party shall be notified within ten (10) business days, control defense, consult on strategies, and require mutual consent for settlements.

10.3	Cap. Both parties’ liability hereunder shall not exceed fees paid in the preceding twelve (12) months.

11.	Limitation of Liability

11.1	Cap. Both parties’ total liability hereunder shall not exceed fees paid in the preceding twelve (12) months, except for gross negligence, willful misconduct, or breach of confidentiality, where liability shall be unlimited.

11.2	Exclusion. Neither party is liable for indirect, consequential, or punitive damages.

12.	Governing Law and Dispute Resolution

12.1	Governing Law. This Agreement is governed by Delaware law, without conflict of laws principles.

12.2	Dispute Resolution. Parties shall attempt mediation, with costs shared equally. Disputes shall be resolved through arbitration under the American Arbitration Association (AAA) commercial arbitration rules, with a mutually agreed venue or defaulting to Delaware. The prevailing party shall recover reasonable attorney fees, capped at 15% of the disputed amount.

12.3	Jurisdiction. If arbitration is inapplicable, disputes shall be resolved in Delaware State courts.

13.	Third-Party Custodian and Asset Manager

13.1	Custodian. Crypto Assets may be held by a third-party custodian selected by Client, with multisig wallet support, SOC 2 compliance, and insurance coverage.

13.2	Asset Manager (If Needed). If the Client requires active management of Crypto Assets beyond advisory Services, Consultants may provide this service or recommend a third-party asset manager. The asset manager shall operate under a separate agreement with the Client, with Consultants coordinating selection and oversight.

13.3	Compliance and Oversight. Consultants shall ensure to the best of its ability third-party custodians and asset managers comply with FinCEN AML/KYC regulations and Nasdaq disclosure requirements. Consultants shall assist with obtaining quarterly reports on custodian performance and asset manager activities, if applicable.

14.	Data and Asset Security

14.1	Security Measures. Consultants shall maintain a cybersecurity incident response plan, notify Client of breaches within twenty-four (24) hours. Client shall indemnify Consultants for losses due to Client’s failure to secure Crypto Assets or data.

14.2	Private Keys. Consultants shall not hold Client’s private keys, ensuring Client retains control via audited custodians.

15.	Nasdaq Compliance

15.1	Disclosures. Consultants shall assist to make sure Services align with Nasdaq listing requirements, including timely disclosure of material crypto holdings in SEC filings (e.g., 8-K, 10-Q, 10-K).

15.2	Compliance Checklist. Consultants shall provide a compliance checklist covering SEC, FinCEN, and IRS requirements.

16.	Miscellaneous

16.1	Entire Agreement. This Agreement, including Exhibits A, B, C, D, and E, supersedes prior agreements.

16.2	Amendments. Amendments must be in writing and signed by both parties.

16.3	No Assignment. Neither party may assign without written consent, except Consultants may assign to a successor with notice.

16.4	Force Majeure. Neither party is liable for delays due to market crashes, regulatory bans, or cybersecurity breaches beyond its control, excluding negligence, with prompt notice required.

16.5	Notices. Notices shall be sent via email to compliance@ctmg.io and ddavis@vwav.inc, and CMTG, 312 W 2ND ST, STE# A1234, CASPER, WY 82601 and 300 Delaware Ave., Suite 210#301, Wilmington, DE 19801 and deemed received upon email confirmation or three (3) business days after mailing.

16.6	Counterparts. This Agreement may be executed in counterparts, with electronic signatures (e.g., DocuSign) valid.

16.7	Performance Reviews. Client may request quarterly progress reports, delivered within ten (10) business days.

16.8	Conflict of Interest. Consultants shall disclose any potential conflicts of interest within five (5) business days of their arising. The parties acknowledge that the potential conflict of interest related to the selection of a staking validator, as described in Section 4.5, has been disclosed by Consultants and is understood by the Client.

Acceptance. By signing below, the parties acknowledge that they have read, understood, and agree to be bound by the terms and conditions of this Consulting Agreement, including Exhibit A: Scope of Services. Each party represents that it has the authority to enter into this Agreement and that the execution and performance of this Agreement have been duly authorized.

CLIENT:
Visionwave Holdings, Inc.

By:	/s/ Doug Davis
Name:	Doug Davis
Title:	Executive Chairman
Date:	September 26, 2025

CONSULTANTS:
Crypto Treasury Management Group, LLC

By:	/s/ Casey Jensen
Name:	Casey Jensen
Title:	Managing Director
Date:	September 26, 2025

Exhibit A: Scope of Services

1.	Overview

Consultants shall provide strategic and advisory services to support the Client’s establishment of a crypto treasury reserve, aimed at diversifying treasury holdings, hedging inflation, and enhancing shareholder value through up to a $300,000,000 capital formation. The services align with the Client’s Nasdaq-listed status and the goal of raising up to $300,000,000 for Crypto Asset acquisition and general operating expenses.

1.	Specific Services

●	Crypto Treasury Strategy. Consultants shall develop a crypto treasury plan (allocation amount and underlying asset to be determined based on market conditions and pricing at time of purchase), conduct risk assessments for volatility, regulatory changes, and cybersecurity threats, and provide quarterly strategy updates based on market conditions.

●	Custody Selection. Consultants shall, if needed, recommend regulated, audited custodians with multisig wallet support, negotiate terms ensuring SOC 2 compliance and insurance coverage, and deliver custody agreements, including fees, insurance details, and audit reports.

●	Staking Protocol Design. Consultants shall design staking protocols if applicable, and direct staking to validators per Section 4.5, and provide setup guidance.

●	Staking Commitment. Client agrees to stake a minimum of 70% of the Crypto Treasury Assets (if treasury includes stake-able assets) for a minimum period of Two (2) years from the date of purchase, during which such assets shall be locked and inaccessible for withdrawal or transfer, subject to the terms of the selected validator’s protocol and Section 4.5. Consultants shall coordinate with the third-party custodian and validator to ensure compliance with lockup requirements and provide the Client with annual reports detailing staked asset performance and lockup status. This commitment shall not restrict the Client’s ownership of staking rewards, which shall be managed per Section 9.1.

●	Capital Formation. Consultants shall assist on the capital formation structure (to be determined in collaboration with the Underwriter(s)), as detailed in Exhibit E, and assist with the preparation of pitch deck updates and investor materials aligned with Nasdaq disclosures.

●	Regulatory and Tax Compliance. Consultants shall assist with SEC disclosures (e.g., Form 10-K crypto holdings), IRS reporting (e.g., staking rewards as income), provide transaction and reward data within thirty (30) days of each quarter’s end, and monitor regulatory changes (e.g., SEC’s Howey Test, Wyoming blockchain laws), notifying Client promptly.

2.	Execution

●	Asset Purchases. Consultants may execute Crypto Asset purchases with the Client’s prior written approval, using pre-approved custodians and asset managers if needed.

●	Staking Setup. Consultants shall coordinate staking, ensuring the Client or Custodian retains private key control.

●	Investor Introductions. Consultants shall facilitate introductions but not act as a broker- dealer unless licensed.

3.	Deliverables and Estimated Timeline

Consultants shall provide the following deliverables according to the estimated timelines, adjustable by mutual written agreement if delayed by Client’s failure to provide data:

●	Initial Treasury Plan: Consultants shall deliver a detailed crypto allocation and risk assessment within fifteen (15) days of the Effective Date.

●	Custody Recommendations: Consultants shall provide a list of two to three audited custodians, and make the appropriate introduction to discuss fees, insurance details, and SOC 2 audit reports, within fifteen (15) days of the Effective Date.

●	Staking Protocol: Consultants shall deliver a validator selection and setup guide no later than thirty (30) days of the Effective Date.

●	Capital Raise Strategy: Consultants shall provide a strategy and assist with pitch deck updates within thirty (15) days of the Effective Date.

●	Quarterly Reports: Consultants shall deliver strategy updates, staking performance, and tax data ten (10) days after each quarter’s end.

●	Regulatory Assistance: Consultants shall assist with SEC/IRS disclosure drafts and tax data per filing deadlines (e.g., 10-K).

4.	Staking Termination

Upon staking termination, staked assets (e.g., Solana) shall be unstaked per protocol terms to avoid penalties. Consultants shall provide a staking exit plan within ten (10) days of staking termination notice, detailing timelines and costs. Client retains ownership of all staked assets and rewards less any fees or commissions due.

5.	Performance Metrics

●	Treasury Growth: Target 20-50% annual appreciation of Crypto Assets, based on five-year Solana historical data (no guarantees).

●	Staking Yields: Target market Staking Yields, reported quarterly (no guarantees).

●	Capital Raise: Underwriter to raise up to $300,000,000 within forty-five (45) days, subject to market conditions.

●	Compliance: Zero material regulatory violations, with timely SEC/IRS disclosures.

6.	Client Responsibilities

Client shall engage its preferred Underwriter or as selected by CTMG and designate a primary contact for approvals and data sharing within five (5) business days of the Effective Date, provide financial data, investment goals, and regulatory preferences within fifteen (15) days, approve custodians and capital raise terms promptly, and retain independent legal and tax counsel.

7.	Updates

Exhibit A may be updated by mutual written agreement to reflect changes in Services, market conditions, or Client objectives.

Exhibit B: CTMG Wire Instructions

Pay To: Crypto Treasury Management Group,
LLC 312 West 2nd Street, #A1234

Casper, WY 82601

Bank: Choice Financial Group 4501 23rd Avenue S,

Fargo, ND 58104

Routing#: 091311229

Account#: 202518456787

CTMG Crypto Address:

USDC (Etherium Blockchain) : 0xd4Cb16Bc9dE76744c8c5aeb3e6DfAc5f48ddF60D

Bitcoin (BTC) : bc1qkv0zn9xa85ve0e9cv63m34ul9gvu9xtpr37jgk

Solana (SOL) : EpufNDM16QczKbTMpy5bFZ9zB2hxKCRKFcFnK2YfZ5DF

Exhibit C: KYC/AML Questionnaire:

KYC/AML Questionnaire for Crypto Treasury Transaction

This Know-Your-Customer (KYC) and Anti-Money Laundering (AML) Questionnaire is required from (“Client”) to enable Crypto Treasury Management Group, LLC (“Consultants”) to comply with applicable AML/KYC regulations, including FinCEN’s Bank Secrecy Act and Wyoming blockchain laws, as outlined in Section 7.3 of the Consulting Agreement dated June 1_, 2025. The information provided will be used to verify Client’s identity, business operations, and funding sources for the crypto treasury transaction. All responses shall be submitted to Consultants via secure email to compliance@ctmg.io within fifteen (15) days of the Effective Date, accompanied by supporting documentation (e.g., PDFs of corporate records, identification). Client shall notify Consultants of any material changes to responses during the term.

1.       Corporate Identification: Provide the Client’s full legal name, state of incorporation, principal place of business address, and Employer Identification Number (EIN). Submit copies of the certificate of incorporation, articles of organization, or equivalent formation documents, and a current certificate of good standing from the state of incorporation. Purpose: To verify Client’s legal entity status and Nasdaq-listed registration.

2.       Business Description: Describe Client’s primary business activities, industry, and operational history, including any prior involvement in crypto asset transactions (e.g., Bitcoin, Ethereum, stablecoins). Provide a copy of the most recent annual report (e.g., SEC Form 10-K) or equivalent public disclosure. Purpose: To confirm Client’s business legitimacy and assess crypto transaction experience.

3.       Authorized Representatives: List the names, titles, and contact details (email, phone) of all individuals authorized to act on Client’s behalf for this transaction, including the primary contact designated per Exhibit B, Item 4. Submit government-issued photo identification (e.g., passport, driver’s license) and proof of address (e.g., utility bill) for each representative. Purpose: To verify the identity and authority of Client’s representatives.

4.       Beneficial Owners: Identify all individuals or entities owning 25% or more of Client’s equity, or exercising significant control (e.g., board members, executives), including their full names, addresses, nationalities, and ownership percentages. Provide government-issued photo identification and proof of address for each beneficial owner. Purpose: To comply with FinCEN’s Customer Due Diligence (CDD) rule for beneficial ownership.

5.       Source of Funds: Detail the source of funds for the crypto treasury transaction, including the origin (e.g., operating revenue, debt financing, equity issuance) and account details (bank name, account number, routing number). Submit bank statements or financial records for the past six months to verify funding legitimacy. Purpose: To ensure funds are not derived from illicit activities, per AML requirements.

6.       Crypto Transaction Purpose: Explain the purpose of the crypto treasury transaction, including how the Crypto reserve and five-year staking commitment (Exhibit A, Section 5.1) align with Client’s financial strategy (e.g., diversification, inflation hedging). Provide any board resolutions or shareholder approvals authorizing the transaction. Purpose: To validate the transaction’s business rationale and governance.

7.       Regulatory Compliance Status: Confirm whether Client or its affiliates are subject to any ongoing regulatory investigations, sanctions, or enforcement actions by agencies (e.g., SEC, FinCEN, OFAC). Provide a statement from Client’s legal counsel attesting to compliance with U.S. securities and AML laws. Purpose: To assess regulatory risk and ensure no prohibited parties are involved.

8.       Third-Party Relationships: Disclose any existing relationships with crypto custodians, validators, or asset managers, including their names, roles, and contract terms. Confirm whether these relationships will continue during the transaction or require termination per the exclusivity obligation (Section 4.8). Purpose: To identify potential conflicts and ensure compliance with exclusivity.

9.       Staking Commitment Acknowledgment: Acknowledge in writing Client’s commitment to stake designated Crypto Assets for a minimum of five (5) years with locked assets, per Exhibit A, Section 5.1, and confirm understanding of validator protocols and lockup restrictions. Provide a signed statement from an authorized representative. Purpose: To formalize Client’s staking obligation and ensure informed consent.

10.     Tax Compliance Confirmation: Confirm engagement of independent tax counsel to manage IRS reporting for crypto transactions (e.g., staking rewards as income), and provide counsel’s contact details. Submit a tax compliance plan outlining how Client will address crypto-related tax obligations. Purpose: To ensure IRS compliance, per Exhibit A, Section 2.5.

Exhibit D: Staking Proforma

TBD

Exhibit E: To be provided upon finalization of capital formation structure